U.S. SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


                 Date of Report: August 26, 1997


                       HA SPINNAKER, INC.
     (Exact name of registrant as specified in its charter)


                            COLORADO
         (State or other jurisdiction of incorporation)


     000-21099                                  84-112830
(Commission File No.)                          (IRS Employer
                                             Identification No.)

     5650 Greenwood Plaza Blvd.
            Suite 216
        Englewood, Colorado                          80111
(Address of principal executive offices)           (Zip code)



Registrant's telephone number, including area code: (303) 741-1118

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Item 2.  Acquisition and Disposition of Assets.

     On or about August 19, 1997 the Registrant did file a Form 8-K with the Commission, advising of the effectiveness of a Plan of Merger by and between the Registrant and Zaba International Holdings USA, Inc. ("Zaba"). Subsequent to said date, former management has discovered a material inaccuracy in the representations and warranties made by Zaba and included in the applicable Agreement. Pursuant to the terms of said Agreement, management of the Registrant has today provided notice of the same to management of Zaba. As a result, management of Zaba will have twenty (20) days from the date of such notice to cure any and all defects, as outlined in the Registrant's letter. Failure of Zaba to properly cure within the 20 day period shall cause the Agreement to be terminated in accordance with its terms.

     It is the position of management of the Registrant that the relevant Agreement is not effective as of the date of this report. It is further the position of such management that the aforesaid Agreement will not be deemed effective until Zaba does cure and that current management remains in control of the Registrant. Management of the Registrant has been advised that management of Zaba concurs with this position.

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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   HA SPINNAKER, INC.



                                   By:/s/ Gregory W. Skufca
                                      Gregory W. Skufca,
                                      President


Dated:  August 26, 1997.